Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mahmud Haq, Bill Korn and A. Hadi Chaudhry, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mahmud Haq		April 7, 2021
Mahmud Haq	Executive Chairman and Director

/s/ A. Hadi Chaudhry		April 7, 2021
A. Hadi Chaudhry	Chief Executive Officer, President and Director

/s/ Stephen A. Snyder		April 7, 2021
Stephen A. Snyder	Chief Strategy Officer and Director

/s/ Bill Korn		April 7, 2021
Bill Korn	Chief Financial Officer

/s/ Norman Roth		April 7, 2021
Norman Roth	Controller

/s/ Anne Busquet		April 7, 2021
Anne Busquet	Director

/s/ John N. Daly		April 7, 2021
John N. Daly	Director

/s/ Cameron Munter		April 7, 2021
Cameron Munter	Director

/s/ Lawrence Sharnak		April 7, 2021
Lawrence Sharnak	Director